SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Commission File No. 0-52556

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Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered
Name of each exchange on which
each class is to be registered

SPARTAN GOLD LTD.

(Name of small business issuer as specified in its charter)

Nevada	27-3726384
State of Incorporation	IRS Employer Identification No.

13591 N. Scottsdale Rd Suite 233 Scottsdale, AZ 85260
(Address of principal executive offices)

(602) 904-5411
(Issuer's telephone number)

__________________________________________________

(Former name or former address, if changed since last report)

13520 Oriental St

Rockville, Md 20853

(202) 536-5191

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-149512
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the Spartan Gold Ltd. Shares to be registered hereunder is contained in the section entitled “Description of the Shares” in the Registrant’s S-1 Prospectus (Securities Act file number 333-149512) filed with the Securities and Exchange Commission on March 4th, 2008, which is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on the Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 3rd, 2010
Spartan Gold Ltd.
(Registrant)

By, William H. Whitmore Jr.  Dir.